Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-290252) on Form S-3ASR and registration statements (Nos. 333-290254, 333-292801, and 333-293239) on Form S-8 of our report dated March 19, 2026, with respect to the consolidated financial statements of Strive, Inc.
/s/ KPMG LLP
Columbus, Ohio
March 19, 2026